As filed with the Securities and Exchange Commission on April 29, 2015 (Registration No. 333-171745)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 5 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

---------------
Pioneer Financial Services, Inc.
(Exact name of Registrant as specified in its charter)

MISSOURI	6141	44-0607504
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

4700 BELLEVIEW AVENUE, SUITE 300
KANSAS CITY, MISSOURI 64112
(816) 756-2020

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

TIMOTHY L. STANLEY
CHIEF EXECUTIVE OFFICER
4700 BELLEVIEW AVENUE, SUITE 300
KANSAS CITY, MISSOURI 64112
(816) 756-2020

(Name, address, including zip code, and telephone number, including area code, of agent for service)
---------------

COPY TO:

BETTY O. TEMPLE
WOMBLE CARLYLE SANDRIDGE & RICE, LLP
550 S. MAIN STREET, SUITE 400
GREENVILLE, SOUTH CAROLINA 29601
(864) 255-5400
---------------

Approximate date of commencement of proposed sale to public:
As soon as practicable after this registration statement becomes effective.
---------------

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer		Accelerated filer	

Non-accelerated filer	X	Smaller reporting company	

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 (the “Registration Statement”) of Pioneer Financial Services, Inc. (the “Company”), as originally declared effective by the Securities and Exchange Commission on January 28, 2011 (File No. 333-171745), is being filed pursuant to the Company’s undertaking in Item 17(3) of the Registration Statement to remove from registration by means of a post-effective amendment all securities that remain unsold under the Registration Statement at the termination of the offering. Pursuant to such undertaking, the Company hereby amends the Registration Statement to remove from registration all securities covered by the Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on April 29, 2015.

PIONEER FINANCIAL SERVICES, INC.

/s/ Timothy L. Stanley
Timothy L. Stanley
Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment to Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.